UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2025

Core Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive Suite 101

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

CONSOL Energy Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 14, 2025 (the “Closing Date”), Core Natural Resources, Inc. (formerly known as CONSOL Energy Inc.), a Delaware corporation (the “Company”), completed its previously announced merger of equals transaction with Arch Resources, Inc., a Delaware corporation (“Arch”), pursuant to that certain Agreement and Plan of Merger, dated as of August 20, 2024 (the “Merger Agreement”), by and among the Company, Mountain Range Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Arch. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Arch (the “Merger”), with Arch continuing as the surviving corporation and as a wholly owned subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On January 14, 2025, and in connection with the Merger, the Company entered into Amendment No. 6 (the “Credit Facility Amendment”), which amends its existing Credit Agreement, dated as of November 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the subsidiary guarantors party thereto, PNC Bank, National Association (“PNC Bank”), as administrative agent (the “Administrative Agent”), PNC Bank, as collateral agent (the “Collateral Agent”), and the several banks and other financial institutions or entities from time to time party thereto as lenders (the “Financial Institutions”).

The Credit Agreement, as amended by the Credit Facility Amendment, increases the available revolving commitments from $355 million to $600 million (the “Revolving Facility”). Borrowings under the Revolving Facility may be used for general corporate purposes, including working capital, capital expenditures and permitted acquisitions. Amounts repaid under the Revolving Facility may be reborrowed, subject to satisfaction of the conditions to each credit extension. The Credit Agreement provides that up to the full amount of the Revolving Facility will be available for the issuance of letters of credit (the “Letters of Credit”) by each lender under the Revolving Facility, including certain Arch letters of credit that are deemed to be issued under the Revolving Facility. The Company may increase the Revolving Credit Commitments on the same terms or incur term “A” loans in an aggregate amount of up to $150 million.

The maturity date of the Revolving Facility, as amended by the Credit Facility Amendment, is April 30, 2029, provided that if any Maryland Economic Development Corporation Port Facilities 5.75% Refunding Revenue Bonds due September 2025 (the “MEDCO Bonds”) or Pennsylvania Economic Development Financing Authority 9.00% Solid Waste Disposal Revenue Bonds due April 2028 (the “PEDFA Bonds”) are outstanding on the date that is 91 days prior to the maturity date applicable to the MEDCO Bonds or PEDFA Bonds (the “Springing Maturity Date”), and Specified Liquidity (as defined in the Credit Agreement) is less than $250 million as of such Springing Maturity Date, then the maturity date for the Revolving Facility shall be such Springing Maturity Date. Borrowings under the Revolving Facility bear interest at a floating rate that is, at the Company’s option, either (i) SOFR plus a SOFR adjustment of 0.10% plus an applicable margin or (ii) an alternate base rate plus an applicable margin. The applicable margin for the Revolving Facility depends on the total net leverage ratio and ranges from 3.00% to 3.75% (for SOFR loans) and 2.00% to 2.75% (for alternate base rate loans), depending on the total net leverage ratio.

The Company’s obligations under the Credit Agreement are fully and unconditionally guaranteed by subsidiaries of the Company that own any portion of the Company’s Pennsylvania Mining Complex, its marine terminal at the Port of Baltimore and specified coal reserves. The Credit Agreement also provides that existing or future direct or indirect wholly owned material restricted subsidiaries of the Borrower will be Guarantors under the Credit Agreement, including significant subsidiaries acquired pursuant to the Merger, subject to certain customary exceptions. The Credit Facility Amendment provides for a post-closing period during which subsidiaries acquired pursuant to the Merger will become Guarantors under the Credit Agreement. The obligations under the Credit Agreement are secured by, subject to certain exceptions (including a limitation of pledges of equity interests in certain subsidiaries and certain thresholds with respect to real property), a first-priority lien on, among other things, (i) the Company’s interest in the PAMC, (ii) the equity interests in PA Mining Complex LP held by the Company, (iii) the CONSOL Marine Terminal, (iv) the Itmann Mining Complex and (v) the 1.3 billion tons of Greenfield Reserves and Resources.

The Credit Agreement contains a number of customary affirmative covenants and a number of negative covenants, including (subject to certain exceptions) limitations on (among other things): indebtedness, liens, investments, acquisitions, asset dispositions, restricted payments, mergers, consolidations, divisions and other fundamental changes, transactions with affiliates and prepayments of junior indebtedness. The Credit Agreement will require prepayment of Revolving Credit Loans and/or Swing Loans if (x) Excess Balance Sheet Cash is greater than $125 million and (y) the sum of Revolving Credit Loans, Swing Loans and Letter of Credit Obligations (other than in respect of undrawn Letters of Credit) is greater than 25% of the Revolving Credit Commitments, in each case as of the last day of any calendar month.

The Credit Agreement also includes financial covenants, including (i) a maximum first lien gross leverage ratio, (ii) a maximum total net leverage ratio, and (iii) a minimum interest coverage ratio. Under the Revolving Facility, the maximum first lien gross leverage ratio is 1.50 to 1.00, the maximum total net leverage ratio is 2.50 to 1.00 and the minimum interest coverage ratio is 3.00 to 1.00. The Credit Agreement contains customary events of default, including with respect to a failure to make payments when due, cross-default and cross-judgment default and certain bankruptcy and insolvency events.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Arch Securitization Facility

On the Closing Date and in connection with the Merger, a subsidiary of Arch, Arch Receivable Company, LLC, as seller, another subsidiary of Arch, Arch Coal Sales Company, Inc., as initial servicer, PNC Bank, National Association, as administrator and issuer of letters of credit thereunder, and the other parties party thereto, as securitization purchasers, entered into that certain Ninth Amendment to the Third Amended and Restated Receivables Purchase Agreement (the “Securitization Facility Amendment”), which amends that certain Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016, as amended (the “Receivables Purchase Agreement”). The Securitization Facility Amendment permits the Receivables Purchase Agreement to remain outstanding following consummation of the Merger, including by amending the change of control provisions thereunder.

The foregoing description of the Securitization Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Securitization Facility Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, of Arch issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was automatically converted into the right to receive 1.326 shares of common stock, par value $0.01 per share (the “Exchange Ratio”), of the Company (“Company Common Stock”).

In connection with the Merger, the Company issued approximately 25 million shares of Company Common Stock, which represents approximately 46% of the issued and outstanding shares of Company Common Stock after giving effect to such issuance.

At the Effective Time, the Company changed its name to “Core Natural Resources, Inc.” and retained the Company’s headquarters in Canonsburg, Pennsylvania, with the Company Common Stock continuing to trade on the New York Stock Exchange (“NYSE”). In addition, in connection with the Merger, the Company changed its NYSE ticker symbol from “CEIX” to “CNR” and the Company Common Stock is trading through a new CUSIP (218937100). The Company Common Stock began trading under the new NYSE ticker symbol and CUSIP at the open of trading on January 15, 2025.

At the Effective Time, each restricted stock unit award of Arch that was outstanding immediately prior to the Effective Time fully vested, was cancelled and automatically converted into the right to receive a number of shares of Company Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Arch common stock subject to such award as of immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio. Also at the Effective Time, each performance-based restricted stock unit award of Arch that was outstanding immediately prior to the Effective Time fully vested, was cancelled and automatically converted into the right to receive a number of shares of Company Common Stock equal to the product (rounded to the nearest whole number) of (I) the number of shares of Arch common stock subject to such award as of immediately prior to the Effective Time equal to the greater of (x) 100% of the target number of shares of Arch common stock subject to the award or (y) the number of shares of Arch common stock subject to the portion of the award that would have vested as of the Effective Time based on actual achievement of the performance goals related to such award as of the Effective Time, multiplied by (II) the Exchange Ratio.

In addition, at the Effective Time, each restricted stock unit award of the Company that was outstanding immediately prior to the Effective Time fully vested, was cancelled and converted into the right to receive the number of shares of Company Common Stock subject to such award as of immediately prior to the Effective Time. Also at the Effective Time, each performance-based restricted stock unit award of the Company that was outstanding immediately prior to the Effective Time fully vested, was cancelled and converted into the right to receive the number of shares of Company Common Stock equal to the number of shares of Company Common Stock subject to such award as of immediately prior to the Effective Time equal to the greater of (x) 100% of the target number of shares of Company Common Stock subject to the award or (y) the number of shares of Company Common Stock subject to the portion of the award that would have vested as of the Effective Time based on actual achievement of the performance goals related to such award as of the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Appointments

In accordance with the director selection process set forth in the Merger Agreement, as of the Effective Time, the Board of Directors of the Company (the “Company Board”) was increased to eight members, consisting of (a) four directors who were members of the Company Board immediately prior to the Effective Time, and (b) four directors who were members of the Board of Directors of Arch (the “Arch Board”) immediately prior to the Effective Time.

Messrs. James A. Brock and Joseph P. Platt, and Mses. Cassandra Pan and Valli Perera, each of whom were members of the Company Board immediately prior to the Effective Time, continued to serve as directors of the Company Board as of the Effective Time.

On January 13, 2025, Mr. John T. Mills submitted his resignation from the Company Board and any and all committees thereof, effective as of the Effective Time. Such resignation was not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

As of the Effective Time, Messrs. Paul A. Lang, Richard A. Navarre and Patrick A. Kriegshauser, and Ms. Holly Keller Koeppel, each of whom were members of the Arch Board immediately prior to the Effective Time, were appointed to the Company Board. In addition, as of the Effective Time, in accordance with the provisions governing post-closing corporate governance set forth in the Fourth Amended and Restated Bylaws of the Company (the “Company Bylaws”), Mr. Brock was appointed as Executive Chairman of the Company Board and Mr. Navarre was appointed as Lead Independent Director of the Company Board.

The initial term of Mr. Brock as Executive Chair of the Company Board will expire effective as of the earlier of (i) the two-year anniversary of the Effective Time or (ii) any date as of which Mr. Brock ceases to serve as a member of the Company Board for any reason in accordance with the Company Bylaws. Each other person designated as a director of the Company will serve as a director until such person’s successor has been appointed and qualified or elected or such person’s earlier death, resignation or removal in accordance with the organizational documents of the Company.

On the Closing Date and in accordance with the Merger Agreement, each non-employee director of the Company Board immediately prior to the Effective Time was paid his or her unpaid cash director fees for his or her service on the Company Board from the Company’s 2024 annual meeting of stockholders until the Company’s 2025 annual meeting of stockholders, without proration. Each of the non-employee directors of the Company Board may receive compensation for his or her services on the Company Board as determined by the Company Board following the Effective Time.

Other than as described above, there are no other arrangements or understandings between Messrs. Lang, Navarre or Kriegshauser or Ms. Koeppel and the Company or any other person pursuant to which Messrs. Lang, Navarre or Kriegshauser or Ms. Koeppel was appointed as a director of the Company. There are no related party transactions between Messrs. Lang, Navarre or Kriegshauser or Ms. Koeppel and the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

As of the Effective Time, the Company Board reconstituted its Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee as described below:

Audit Committee Patrick A. Kriegshauser (Chair) Valli Perera Holly Keller Koeppel	Compensation Committee Joseph P. Platt (Chair) Richard A. Navarre Cassandra Pan

Nominating and Corporate Governance Committee Richard A. Navarre (Chair) Joseph P. Platt Valli Perera	Health, Safety and Environmental Committee Cassandra Pan (Chair) Holly Keller Koeppel Patrick A. Kriegshauser

Officer Appointments

As of the Effective Time, Mr. Brock was appointed as Executive Chair of the Company Board and ceased to serve as Chief Executive Officer of the Company.

In accordance with the officer selection process set forth in the Merger Agreement, the following executive officers of the Company immediately prior to the Effective Time will continue to serve as executive officers of the Company as of the Effective Time in the positions indicated:

•	James A. Brock	Executive Chair

•	Miteshkumar B. Thakkar	President and Chief Financial Officer

•	Kurt R. Salvatori	Senior Vice President and Chief Administrative Officer

•	Robert J. Braithwaite, Jr.	Senior Vice President, Marketing and Sales

In addition, as of the Effective Time, in accordance with the officer selection process set forth in the Merger Agreement, the following executive officers of the Company were appointed to serve in the positions indicated, each of whom were executive officers of Arch immediately prior to the Effective Time:

•	Paul A. Lang	Chief Executive Officer

•	Rosemary L. Klein	Senior Vice President, Chief Legal Officer and Corporate Secretary

•	George J. Schuller Jr.	Senior Vice President and Chief Operating Officer

•	Deck S. Slone	Senior Vice President, Strategy and Public Policy

Each such officer will serve until such officer’s successor is appointed or such officer’s earlier death, resignation, retirement, disqualification or removal in accordance with the organizational documents of the Company. Additional information relating to the executive officers is set forth below:

Paul A. Lang, 64, served as Chief Executive Officer of Arch from April 2020 until the Effective Time and served as a director on the Arch Board from February 2020 until the Effective Time. He also served as President of Arch from April 2015 to February 2024.

Rosemary L. Klein, 57, served as Senior Vice President — Law, General Counsel and Secretary of Arch from October 2020 until the Effective Time. Prior to that, she served as special counsel in Arch’s legal department since 2015.

George J. Schuller Jr., 61, served as Senior Vice President and Chief Operating Officer of Arch from March 2024 until the Effective Time. He joined Arch after serving as Chief Operations Officer of Compass Minerals, Inc., a publicly-held global provider of essential minerals for consumer, industrial and agricultural uses, from September 2019 to February 2024.

Deck S. Slone, 61, served as Senior Vice President-Strategy and Public Policy of Arch from June 2012 until the Effective Time.

At the Effective Time, the change in control agreements between Arch and each of Messrs. Lang, Schuller and Slone and Ms. Klein, as described in the Company’s definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024 (the “Joint Proxy Statement/Prospectus”) under the heading “The Merger—Interests of Arch Directors and Executive Officers in the Merger—Executive Change in Control Agreements,” were assumed by the Company. Each of the executive officers of the Company will receive compensation as determined by the Company Board following the Effective Time.

Except as described above, there are no other arrangements or understandings between Messrs. Lang, Schuller or Slone or Ms. Klein and the Company or any other person pursuant to which Messrs. Lang, Schuller or Slone or Ms. Klein was selected as an officer of the Company. There are no family relationships between Messrs. Lang, Schuller or Slone or Ms. Klein and any director or executive officer of the Company. There are no related party transactions between Messrs. Lang, Schuller or Slone or Ms. Klein and the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Entry into Indemnification Agreements

The officers and directors of the Company have entered or will enter into indemnification agreements with the Company (the “Indemnification Agreements”). Pursuant to the Indemnification Agreements, subject to the exceptions and limitations provided therein, the Company will indemnify each officer and director of the Company for obligations he or she may incur in his or her capacity as an officer or director. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2025, the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Charter Amendment”) to (i) change its name to “Core Natural Resources, Inc.” and (ii) increase the number of authorized shares of Company Common Stock from 62,500,000 shares to 125,000,000 shares. The Charter Amendment was authorized and adopted by the Company Board in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware. Company stockholders approved the Charter Amendment at a Special Meeting of Stockholders held on January 9, 2025. The Charter Amendment became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Effective upon the Effective Time, the Company adopted the Company Bylaws to (i) update the Company’s name to “Core Natural Resources, Inc.,” (ii) add certain corporate governance provisions as described in the Joint Proxy Statement/Prospectus under the heading “Amended and Restated Bylaws of the Combined Company” and (iii) make certain other updates and conforming changes.

The foregoing description of the Company Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company Bylaws, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 14, 2025, the Company issued a press release announcing the completion of the previously announced Merger. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information included in this Item 7.01 and Exhibit 99.1 attached hereto be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Matters.

On January 13, 2025, the Company purchased an aggregate principal amount of $98.1 million of the outstanding (i) Solid Waste Disposal Facility Revenue Bonds (Arch Resources Project), Series 2020, and (ii) Solid Waste Disposal Facility Revenue Bonds (Arch Resources Project), Series 2021 (together, the “Arch Bonds”), which were issued by the West Virginia Economic Development Authority for the benefit of Arch. The Company also consented to the release of all liens, mortgages and security interests granted or purported to be granted pursuant to the security documents relating to the Arch Bonds and to the termination of all such security documents. The $98.1 million of Arch Bonds purchased by the Company on January 13, 2025 constitute all of the outstanding Arch Bonds.

On the Closing Date and in connection with the Merger, Arch terminated all outstanding obligations under (i) the Credit Agreement, dated as of February 8, 2024, by and among Arch, as borrower, the guarantors party thereto, the lenders from time to time party thereto and PNC Bank, National Association, in its capacity as administrative agent, as amended, and (ii) the Credit Agreement, dated as of April 27, 2017, by and among Arch and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto and Regions Bank, in its capacities as administrative agent and as collateral agent, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 20, 2024, by and among CONSOL Energy Inc., Mountain Range Merger Sub Inc. and Arch Resources, Inc. (incorporated by reference to Exhibit 2.1 to CONSOL’s Amendment No. 1 to Registration Statement on Form S-4 filed on November 18, 2024 (File No. 333-282453)).†

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of CONSOL Energy Inc.

3.2	Fourth Amended and Restated Bylaws of Core Natural Resources, Inc.

10.1	Amendment No. 6, dated as of January 14, 2025, to Credit Agreement, dated as of November 28, 2017, among the Company, the various financial institutions from time to time party thereto, PNC Bank, N.A., as administrative agent for the Revolving Lenders and Term A Lenders, Citibank, N.A., as administrative agent for the Term B Lenders and PNC Bank, N.A., as collateral agent for the Lenders and the Other Secured Parties referred to therein.†

10.2	Ninth Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of January 14, 2025 among Arch Receivable Company, LLC, as seller, Arch Coal Sales Company, Inc., as servicer, PNC Bank, National Association as administrator and issuer of letters of credit thereunder and the other parties party thereto, as securitization purchasers.†

10.3	Form of Indemnification Agreement.

99.1	Press Release of Core Natural Resources, Inc. dated January 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE NATURAL RESOURCES, INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
President and Chief Financial Officer

Date: January 15, 2025